                        The CIT Group/Equity Investments, Inc.
                                    650 CIT Drive
                              Livingston, NJ  07039-5795


                                            January 12, 1996



FBS Business Finance Corporation
First Bank Place MPFP0804
601 Second Avenue South
Minneapolis, Minnesota  55402-4302

Attention:  Business Credit Division

    Re:  Cryenco, Inc., Cryenco Sciences, Inc. and Cryenex, Inc.
         (collectively the "Borrower")

Ladies/Gentlemen:

       We understand that you are providing revolving and term financing of up to $12,960,000 to the Borrower to be evidenced by a Credit and Security Agreement dated as of December 19, 1995, as amended by a First Amendment to Credit and Security Agreement dated as of January 12, 1996 (as so amended, the "CREDIT AGREEMENT"). This financing is intended to replace financing currently being provided by Chemical Bank, as agent ("Chemical"). As part of the financing, the Borrower plans to make a prepayment to us in the amount of $500,000.00 (the "Prepayment"). As you are aware, we are the holder of a Senior Subordinate Note due 1998 and dated September 3, 1991, issued by Cryenco, Inc. in the original amount of $2,200,000 (the "Subordinated Note"), which Subordinated Note is more fully described on Exhibit A attached to this letter. A true, correct and complete copy of the Subordinated Note and of all amendments, modifications and supplements thereto, if any, are attached to this letter as EXHIBIT B. The Subordinated Note was issued pursuant to a Securities Purchase Agreement dated as of August 30, 1991, among the Borrower's predecessors in interest, Cryenco Holdings, Inc., CEC Acquisition Corp., Cryogenic Energy Company and Gulf & Mississippi Corporation, and us (the "Purchase Agreement"). A true, correct and complete copy of the Purchase Agreement and of all amendments, modifications and supplements thereto, if any, are attached to this letter as EXHIBIT C.


         One of the conditions to the financing to be provided pursuant to the Credit Agreement, is that we subordinate the Subordinated Note to the payment of the liabilities and

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FBS Business Finance Corporation
January 12, 1996
Page 2


obligations (including without limitation, interest, fees and expenses) evidenced by the Credit Agreement (the "Obligations"). Accordingly, to induce you to enter into the Credit Agreement and in consideration of our receipt of the Prepayment, we hereby confirm to you, acknowledge and agree as follows:

       1. We consent to the substitution of the financing to be provided by the Credit Agreement for the financing currently being provided by Chemical. To the extent that the terms of such financing are inconsistent with the definition of "Permitted Renewal" contained in the Purchase Agreement, we acknowledge that we have waived compliance with such definition, including, without limitation, compliance with restrictions on the amount of such financing and the maturity thereof. Regardless of whether or not the Obligations actually constitute "Senior Indebtedness" as such term is defined and used in the Purchase Agreement, we acknowledge and agree that the Obligations shall constitute "Senior Indebtedness" under the Purchase Agreement. In furtherance of and not in limitation of the foregoing, the liabilities and obligations evidenced by the Subordinated Note and the Purchase Agreement shall be subordinated to the Obligations as though the Obligations had originally been defined in the Purchase Agreement as "Senior Indebtedness".

       2. You have a perfected security interest in substantially all of the assets of the Borrower to secure the Obligations and we consent thereto.

       3. We have received from you a copy of the executed Credit Agreement together with SUPPLEMENT A thereto. You have represented to us that the copies of the Credit Agreement and SUPPLEMENT A that you delivered to us are true, correct and complete copies of such documents.

       4. To our knowledge, no Defaults or Events of Default under and as defined in the Purchase Agreement were outstanding as of August 31, 1995. We further confirm that prior to the date hereof we have received no notice of Payment Blockage Periods under Section 22.4 of the Purchase Agreement.

       5. We have reviewed the Borrower's calculations of its "Consolidated Interest Coverage Ratio" and "Net Worth" as of August 31, 1995, as set forth in EXHIBIT D hereto. We hereby confirm that such calculations are consistent with the "Consolidated Interest Coverage Ratio" and "Net Worth" financial covenants contained in the Purchase Agreement.

       6. We acknowledge and agree that the definitions of "Group I Default" and "Group II Default" are hereby amended to read as follows:

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FBS Business Finance Corporation
January 12, 1996
Page 3


              "Group I Default" shall mean a Senior Event of Default under
              Article VII of the Credit Agreement or under any equivalent successor provision that is not a Group II Default.

              "Group II Default" shall mean a Senior Event of Default under
              Section 7.1(a) of the Credit Agreement, under Section 7.1(g) of the Credit Agreement insofar as it pertains to a default under
              Section 5.1, Article VI thereunder (other than any such default under Sections 6.3, 6.4, 6.5, 6.6, 6.9, 6.14, 6.15 or 6.17), or
              Section 9 of Supplement A thereto or under any equivalent successor provision contained in any document evidencing a Permitted Renewal.

       In consideration of our agreements as set forth in this letter, you acknowledge and agree to the provisions of the Subordinated Note and the Purchase Agreement applicable to the Senior Indebtedness that relate to the subordination of the Subordinated Indebtedness to the Senior Indebtedness under the Purchase Agreement. In furtherance of and not in limitation of the foregoing, you agree not to increase the aggregate amount of loans or extensions of credit being provided pursuant to the Credit Agreement to an aggregate amount in excess of $12,960,000 (as reduced from time to time to reflect payments made in reduction of the Term Loan under the Credit Agreement), without our prior written consent. You further acknowledge and agree that the definition of "Senior Indebtedness" set forth in the Purchase Agreement, as such definition applies to the Obligations, limits the total amount of Senior Indebtedness under clause (ii) of the definition thereof for fees and expenses as follows:

              "in no event shall the total amount of Senior Indebtedness under this clause (ii) for fees and expenses incurred in connection with the collection or enforcement of Senior Indebtedness at any time exceed 5% of the aggregate principal amount then outstanding under the Credit Agreement. . ."

       The foregoing reference to the "Credit Agreement" shall mean the Credit Agreement as defined herein. Finally, you acknowledge and consent to the Prepayment, notwithstanding

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FBS Business Finance Corporation
January 12, 1996
Page 4

anything contained in the Credit Agreement that would otherwise prohibit the Prepayment. Please indicate your acknowledgements and agreements as stated above by executing and returning to us an acknowledgement copy of this letter.


                                       Very truly yours,



                                       THE CIT GROUP/EQUITY
                                       INVESTMENTS, INC.




                                       By   Paul Laud
                                          ---------------------------------
                                           Its   President
                                               -----------------------

Acknowledged and agreed to this
12th day of January, 1996


FBS BUSINESS FINANCE CORPORATION


By     William C. Phelps
  -------------------------------------------
    Its  Vice President
       ---------------------------------


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                                   ACKNOWLEDGEMENT


       The undersigned, Cryenco Sciences, Inc. and Cryenco, Inc. hereby agree to the terms and provisions of the foregoing agreement between the CIT Group/Equity Investments, Inc. and FBS Business Finance Corporation, including such terms whereby certain provisions of the Purchase Agreement are amended.


Dated: 1/12/96
       ------------------
                                       CRYENCO SCIENCES, INC.



                                       By       James A. Raabe
                                          ---------------------------------
                                          Its    Chief Financial Officer
                                              -----------------------------



                                       CRYENCO, INC.


                                       By       James A. Raabe
                                          ---------------------------------
                                          Its    Chief Financial Officer
                                              -----------------------------